UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 10, 2008

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2008, the Company received a notice from The Nasdaq Stock Market advising that based on the Staff’s review of the Company’s Quarterly Report on Form 10-Q for the period ended August 30, 2008, the Company’s stockholders’ equity was ($376,000).  In addition, the Staff noted that (i) as of October 9, 2008, the market value of the Company’s listed securities was $21,126,970 and (ii) the Company reported net losses from continuing operations of ($15,933,000), ($18,783,000), and ($34,030,000), in its annual filings for the years ended May 31, 2008, 2007, and 2006.  As a result, the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market and has invited the Company to make a submission evidencing its ability to achieve and sustain compliance with all Nasdaq Capital Market listing requirements, including the minimum stockholders’ equity standard. The Company intends to make the requested submission.  In addition, the Company will continue its efforts to maintain and enhance positive cash flow and decrease expenses and operating cash usage.

The information in this item of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits
99.1  Press Release of Electroglas, Inc. dated October 15, 2008
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: October 15, 2008	By:	/s/ Thomas E. Brunton Chief Financial Officer